UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2014
EQUITY ONE, INC.
(Exact name of registrant as specified in its charter)
Maryland
(State or other jurisdiction of incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive North Miami Beach, Florida	33179
(Address of principal executive offices)	(Zip Code)

(305) 947-1664
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 9, 2014, Equity One, Inc., a Maryland corporation (the “Company”), held its 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”). At the 2014 Annual Meeting, the Company’s stockholders approved the Amended and Restated 2004 Employee Stock Purchase Plan (the “Amended and Restated ESPP”), effective as of April 1, 2014, which amends and restates the 2004 Employee Stock Purchase Plan (the “Prior ESPP”).

The Amended and Restated ESPP does not increase the number of shares eligible for issuance thereunder. The Amended and Restated ESPP provides, among other matters, for the following amendments: (1) eligible employees may purchase shares of the Company’s common stock at a 15% discount to market value (as compared to a 10% discount under the Prior ESPP), (2) shares purchased under the Amended and Restated ESPP will be subject to a six-month holding requirement, subject to exceptions for hardship (as compared to no holding requirements under the Prior ESPP) and (3) the Amended and Restated ESPP will remain in existence until its termination by the board of directors or, if earlier, the date on which all shares reserved for issuance under the Amended and Restated ESPP have been issued.

A description of the Amended and Restated ESPP is set forth in the Company’s Definitive Proxy Statement on Schedule 14A for the 2014 Annual Meeting, which was filed with the Securities and Exchange Commission on March 28, 2014 (the “Proxy Statement”), and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Amended and Restated ESPP, which is attached as Annex A to the Proxy Statement and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The final results for each of the matters submitted to a vote of stockholders at the Company’s 2014 Annual Meeting held on May 9, 2014 are as follows:

Proposal 1. Election of directors, each to hold office until the Company’s 2015 annual meeting of stockholders and until his or her successor has been duly elected and qualifies.

Name	For	Withheld	Broker Non-Votes
Cynthia R. Cohen	79,649,019	23,215,627	7,869,848
David Fischel	96,926,557	5,938,089	7,869,848
Neil Flanzraich	98,652,818	4,211,828	7,869,848
Jordan Heller	100,907,006	1,957,640	7,869,848
Chaim Katzman	74,176,776	28,687,870	7,869,848
Peter Linneman	99,888,029	2,976,617	7,869,848
Galia Maor	80,365,479	22,499,167	7,869,848
Jeffrey S. Olson	100,289,210	2,575,436	7,869,848
Dori Segal	74,149,143	28,715,503	7,869,848

Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the 2014 fiscal year.

For	Against	Abstained	Broker Non-Votes
110,354,344	333,299	46,851	--

Proposal 3. Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstained	Broker Non-Votes
98,598,525	3,847,792	418,329	7,869,848

Proposal 4. Approval of the Company’s Amended and Restated 2004 Employee Stock Purchase Plan.

For	Against	Abstained	Broker Non-Votes
102,668,718	133,524	62,404	7,869,848

Item 8.01	Other Events.
On and effective May 9, 2014, the Board of Directors (the “Board”) of the Company adopted an amendment to the Company’s Amended and Restated 2000 Executive Incentive Compensation Plan (the “Plan”) which prohibits the following actions without stockholder approval: (i) the reduction of the exercise price of stock options and stock appreciation rights (“SARs”) issued under the Plan; and (ii) the repricing of stock options and SARs issued under the Plan through cancellation and re-grants or cancellation in exchange for cash, new awards or stock options or SARs having a lower exercise price. The summary of this amendment is qualified in its entirety by reference to the amendment which is filed as Exhibit 99.1 hereto.

On and effective May 9, 2014, the Board also terminated the IRT 1989 Stock Option Plan, the IRT 1998 Long-Term Incentive Plan and the 1995 Stock Option Plan, as amended, under which no awards are outstanding.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

10.1
Amended and Restated 2004 Employee Stock Purchase Plan (incorporated by reference to Annex A of the Company’s Definitive Proxy Statement on Schedule 14A for the 2014 Annual Meeting, filed on March 28, 2014).

99.1	First Amendment to 2000 Executive Incentive Compensation Plan as adopted on May 9, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equity One, Inc.

Date: May 12, 2014	By:	/s/ Aaron Kitlowski
Aaron Kitlowski
Vice President, General Counsel and
Secretary